Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63912 of Jack Henry & Associates, Inc. on Form S-8 of our report dated June 26, 2015 relating to the financial statement of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 28, 2016